UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2016

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110

(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2016, AngioDynamics, Inc. (the “Company”) entered into an employment agreement with James C. Clemmer to secure his service as President and Chief Executive Officer of the Company (the “Employment Agreement”).  A description of the Employment Agreement is contained in Item 5.02 below, which is incorporated by reference into this Item 1.01.  A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Employment Agreement are incorporated herein by this reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of inducement grants to Mr. Clemmer in the form of (i) an award of performance shares of Company common stock, par value $0.01 (“Common Stock”), (ii) an option to purchase shares of Company Common Stock, and (iii) an award of restricted stock units in respect of shares of Company Common Stock is incorporated by reference into this Item.  The inducement grants are exempt from the registration requirements of the Securities Act of 1933 pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) thereof.  Copies of the performance share, stock option and restricted stock unit award agreements between the Company and Mr. Clemmer, each dated April 4, 2016, are filed as Exhibits 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, the Board of Directors of the Company appointed James C. Clemmer President and Chief Executive Officer of the Company, effective April 4, 2016.  Prior to his appointment as President and Chief Executive Officer, Mr. Clemmer, age 51, most recently served as President of the Medical Supplies segment at Covidien plc from September 2006 to January 2015.  In this role, Mr. Clemmer directed the strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories.  In addition, he managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business.  Prior to his role at Covidien, Mr. Clemmer served as Group President at Kendall Healthcare from July 2004 to September 2006, where he managed the US business across five divisions and built the strategic plan for the Medical Supplies segment before it was spun off from Tyco.  Mr. Clemmer served as interim president at the Massachusetts College of Liberal Arts from August 2015 until March 1, 2016.  Mr. Clemmer is a Graduate of the Massachusetts College of Liberal Arts.

Mr. Clemmer succeeds Joseph M. DeVivo who has served as President and CEO since September 2011.  Mr. DeVivo left the Company effective

March 31, 2016 and has decided to pursue other interests.  In addition, Mr. Clemmer is being appointed to the Company’s board of directors.

Mr. Clemmer does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

In connection with Mr. Clemmer’s appointment, on April 1, 2016, the Company and Mr. Clemmer entered into the Employment Agreement.  Pursuant to the Employment Agreement, Mr. Clemmer will serve as the Company’s President and CEO, commencing on April 4, 2016, for an initial two-year term (the “Initial Term”), subject to successive one-year extensions unless either party notifies the other in writing not later than March 1 immediately prior to the anniversary of the Employment Agreement effective date, beginning on March 1, 2018 and each March 1 thereafter.

Mr. Clemmer will receive a base salary of $625,000 per year and be eligible for annual bonuses at a target level of 100% of his base salary beginning with the Company’s fiscal year ending May 31, 2017.

Under the terms of the Employment Agreement Mr. Clemmer was granted equity awards effective April 4, 2016 in the form of (i) 250,000 performance shares of Company Common Stock, (ii) an option to purchase 200,000 shares of Company Common Stock, and (iii) 50,000 restricted stock units in respect of shares of Company Common Stock.  The exercise price for the options is equal to the closing price of the Company’s common stock as reported on the NASDAQ Global Market on the date of the grant (i.e., April. 4, 2016).  The performance shares have a three-year term with payouts to be made in shares of Company Common Stock at the end of the term ranging between 0 and 200% of the grant amount depending on the Company’s total shareholder return relative to a peer group of companies substantially similar to the peer group previously disclosed in connection with the Company’s prior performance share programs.  The options will vest in four equal instalments beginning on the first anniversary of the grant date, have a strike price equal to the closing price of the Company’s Common Stock as of April 4, 2016 and expire, if not exercised, on April 4, 2023.  The restricted stock units will vest in four equal instalments beginning on the first anniversary of the grant date.  Each of these three grants were granted to Mr. Clemmer as inducement equity awards in accordance with Nasdaq Listing Rule 5635(c)(4).

With respect to the Company’s fiscal year ending May 31, 2017, Mr. Clemmer will be eligible to receive an equity award in accordance with the Company’s customary procedures pursuant to the annual equity award program.  The exact amount and allocation of this award shall be made in the sole discretion of the compensation committee of the Company’s board of directors.  The board of directors and its compensation committee reserve the right to reduce this award, particularly with respect to performance shares, due to the inducement grants described above.

After the Company’s fiscal year ending May 31, 2017, Mr. Clemmer will also be eligible for participation in the Company’s annual award program under the Company’s 2004

Stock and Incentive Award Plan (as amended).  It is the current policy of the Company’s board of directors that the chief executive officer receive for his annual equity grant an award valued at 225% of base salary, and that such award be comprised of 25% stock options, 25% restricted stock units, and 50% performance shares (the board of directors may modify this policy, in its sole discretion, at any time).

In addition, under the Employment Agreement, Mr. Clemmer will receive (i) an executive car allowance of $1,500 per month (less applicable taxes), (ii) reimbursement of up to $15,000 for legal fees incurred by Mr. Clemmer in the review of the Employment Agreement, (iii) reimbursement for reasonable business expenses incurred during the period of employment subject to the Company’s expense reimbursement policies, and (iv) a relocation allowance of $75,000 in the form of reimbursements and payments.  Mr. Clemmer will also be eligible to participate in the benefit and perquisite plans and programs generally available to senior executives of the Company, including health insurance, life and disability insurance, The Employee Stock Purchase Plan, 401(k) plan and flexible spending plan.

Mr. Clemmer’s employment may be terminated by either party at any time.  If Mr. Clemmer’s employment is terminated (A) by the Company other than (1) in connection with a change in control of the Company (as defined in the Change in Control Agreement described below) or (2) as a result of Mr. Clemmer’s (a) death, (b) disability, or (c) “Cause” (as defined in the Employment Agreement), or (B) if Mr. Clemmer’s employment is terminated by Mr. Clemmer for “Good Reason” (as defined in the Employment Agreement), then, subject to Mr. Clemmer’s execution of an effective release of claims in favor of the Company, the Company will pay Mr. Clemmer his base salary for a 12-month severance period plus a prorated annual bonus for the fiscal year in which the termination occurs, with the amount of such prorated bonus to be determined by reference to the average of all annual bonuses (including any deferred bonuses) awarded to Mr. Clemmer during the 36 months immediately preceding the termination date or, if Mr. Clemmer was employed for less than 36 months before the termination date, during the period of his employment by the Company prior to the termination date (annualizing any bonus awarded for less than a full year of employment); Mr. Clemmer would also be entitled to the Company’s payment of his COBRA/insurance premium for Mr. Clemmer’s benefits for 12 months or until Mr. Clemmer secures new employment and the continued vesting of his then outstanding equity awards for the 12-month period following his termination.

In addition, on April 1, 2016, the Company entered into a change in control agreement with Mr. Clemmer (the “Change in Control Agreement”).  The Change in Control Agreement has an initial term ending December 31, 2016, and each year will automatically renew for an additional one year term (unless the Company has given 60 days written notice before the January 1 in question that the term that is then in effect will not be extended), provided however, that if a Change in Control occurs the term shall expire no earlier than 12 calendar months after the calendar month in which such Change in Control occurs.

The Change in Control Agreement provides, among other things, that if a Change in Control (as defined in the Change in Control Agreement) occurs during the term of the Agreement, and Mr. Clemmer’s employment is terminated either by the Company or by Mr. Clemmer, other than (a) by the Company for Cause (as defined in the Change in Control Agreement), (b) by reason of death or disability, or (c) by Mr. Clemmer without Good Reason (as defined in the Change in Control Agreement), then subject to Mr. Clemmer’s execution of an effective release of claims in favor of the Company, Mr. Clemmer will receive (i) his annual bonus for the fiscal year of the Company preceding the fiscal year of the Company in which his termination occurs, if then unpaid, with the amount of such bonus to be determined on a basis no less favorable to Mr. Clemmer than the determinations made with respect to Mr. Clemmer and other Company executives prior to the Change in Control, (ii) a prorated annual bonus for the fiscal year in which the termination occurs (calculated as described below), (iii) a lump sum cash payment equal to 2.5 times Mr. Clemmer’s annual base salary at the rate in effect immediately prior to his termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (iv) payment for all earned but unused vacation leave at the time of termination.  The amount of the prorated bonus payable to Mr. Clemmer is determined by reference to the higher of (x) the average of all annual bonuses (including deferred bonuses) awarded to Mr. Clemmer during the 36 months immediately preceding his termination or, if he was employed for less than 36 months before the termination, during the period of his employment prior to the termination, or (y) the average of all annual bonuses (including any deferred bonuses) awarded to Mr. Clemmer during the three fiscal years of the Company that precede the fiscal year in which the termination occurs or during the portion of such three fiscal years in which he was employed by the Company (annualizing any bonus awarded for less than a full year of employment), or (z) the average of all annual bonuses (including any deferred bonuses) awarded to Mr. Clemmer during the 36 months preceding the date on which the Change in Control occurred or during the portion of such 36-month period in which he was employed by the Company (annualizing any bonus awarded for less than a full year of employment).

Payment made under the Change in Control Agreement is generally made in a lump sum within thirty days following termination, subject to delay if required by Section 409A of the Internal Revenue Code.  In addition, the Change in Control Agreement provides that in the event that the severance and other benefits provided for in the Agreement or otherwise payable to Mr. Clemmer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Service Code, the benefits under the agreement will be either delivered in full, or delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to Mr. Clemmer.

The foregoing descriptions of the Employment Agreement and the Change in Control Agreement are qualified in their entirety by the text of such agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and the terms of which are incorporated herein by this reference.

A copy of the press release pursuant to which the Company announced the appointment of Mr. Clemmer as President and Chief Executive Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated April 1, 2016, between AngioDynamics, Inc. and James C. Clemmer.
10.2	Change in Control Agreement, dated April 1, 2016, between AngioDynamics, Inc. and James C. Clemmer.
10.3	Performance Share Award Agreement, with a grant date of April 4, 2016, between AngioDynamics, Inc. and James C. Clemmer.
10.4	AngioDynamics, Inc. Total Shareholder Return Performance Share Award Program – Performance Period Ending July 2019.
10.5	Stock Option Award Agreement, with a grant date of April 4, 2016, between AngioDynamics, Inc. and James C. Clemmer.
10.6	Restricted Stock Unit Award Agreement, with a grant date of April 4, 2016, between AngioDynamics, Inc. and James C. Clemmer.
99.1	Press release dated April 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: April 5, 2016	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel

EXHIBIT INDEX
Exhibit No.	Description
10.1	Employment Agreement, dated April 1, 2016, between AngioDynamics, Inc. and James C. Clemmer.
10.2	Change in Control Agreement, dated April 1, 2016, between AngioDynamics, Inc. and James C. Clemmer.
10.3	Performance Share Award Agreement, with a grant date of April 4, 2016, between AngioDynamics, Inc. and James C. Clemmer.
10.4	AngioDynamics, Inc. Total Shareholder Return Performance Share Award Program – Performance Period Ending July 2019.
10.5	Stock Option Award Agreement, with a grant date of April 4, 2016, between AngioDynamics, Inc. and James C. Clemmer.
10.6	Restricted Stock Unit Award Agreement, with a grant date of April 4, 2016, between AngioDynamics, Inc. and James C. Clemmer.
99.1	Press release dated April 4, 2016.